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                                                                EXHIBIT 10.1(d)

AGREEMENT

Between

         Simex AS (Buyer)
         Simex/NK Technologies Inc. (SX)

And

         Odd Helge Henriksen (50 stocks)
         Kare Uthe Kongsmark (50 stocks)
         Flash AS (50 stocks) (Sellers)

The following agreement has been entered into:

1.       Object

         1.1 The Seller will sell and the Buyer will buy 150 stocks in Hordaror AS (Company). The block of stock constitutes 100% of the portfolio of shares in the Company.

         1.2 The dividends on the stocks, disbursed after the entering of this agreement, fall to the Buyer. This also applies to dividends earmarked in the Company's statement of earnings.

2.       Consideration

         The consideration for the stocks ("Consideration") is NOK 1.200.000,-, which is to be disbursed as follows:

         2.1      Cash NOK 800.000,-.

         2.2 13.513,- stocks (non-restricted) in SX. The Buyers are informed about the restrictions attached to the stocks concerning sales in the USA, compare, Attachment 1

3.       Assignment date

         The stock transfer will be done with effect from 20.12.98 (Assignment date).

4.       Settlement

         4.1 The consideration is to be disbursed as follows, equal share on each of the sellers:

                  4.1.1 For stock transfer NOK 800.000,- will be transferred to the sellers' account.

                  4.1.2    15.01.99, at the latest, SX-stocks are to be issued,
                           13.515 stocks in all.
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                  4.1.3    If circumstances, which are covered under the
                           guarantee given by the sellers, are revealed, compare item 5, the consideration shall be adjusted according to the deduction regulation in item 6.

         4.2 Wiggo Thornquist owes Hordaror AS NOK 121.798,04. This loan is to be settled by issuing 4115 stocks, which were supposed to be issued to Flash AS, to Simex NK technologies Inc. Thus the following stocks will be issued to the sellers:

                  4.2.1    Odd helge Henriksen, 4505 stocks.
                  4.2.2    Kare Kongsmark, 4505 stocks.
                  4.2.3    Flash AS, 390 stocks.

5.       GUARANTEES FROM THE SELLER

         The sellers hereby guarantees the following towards the buyer:

         5.1 The Company is a validly founded legal entity, which per the date of the agreement has performed all registration in public registers, in accordance with decisions made by the relevant company organs.

         5.2 That the statements in appendix 2 presented income statements, which are the basis of the stipulation of the consideration, are correct and settled in accordance with the law of accounts and generally accepted accounting principles.

         5.3 That the Company per the closing date of accounts, were nor debted or had any other burdened economical responsibilities, beyond what appears from the balance per the same date and this agreement with appendixes.

         5.4 That the Company's outstanding claims are recoverable for their full amount.

         5.5 That the stock has a value that is the least equivalent with the balance sheet, and that the balance sheet does not include items not relevant for the Company's business management.

         5.6 That the Company per the closing date of accounts, has not incurred the responsibility for latent or contingent liabilities of any kind, which may be triggered after closing.

         5.7 That the Company, at the signature of the agreement, has not performed any actions which may trigger claims from a third party.

         5.8 That all reports to the inland revenue authorities are correct and have been performed within the fixed dates, and that the Company per date of the closing of the accounts, is nor responsible for taxes and fees, fines for neglected reporting, incomplete reporting, or errors in previous reports to the inland revenue authorities.


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         5.9      That the income statement, book keeping material, fee- and tax assessment documents are kept for the last 10 years, and are made accessible for the Company after the share transfer.

         5.10 That no claims from the Company's customers do exist, except from those mentioned in appendix 3.

         5.11 That the Company has not guaranteed or secured for the Sellers' or any third parties contractual obligations, and that such guarantees and securities will not be present on the Assignment day.

         5.12 That the statement in appendix 4, concerning the Company's employees, their wages and conditions of employment is complete and correct (also concerning pension rights, keeping a car, telephone, lending terms, stock options and other advantages, that there is given no promises of raise in wages or other kinds of improvements in the conditions of employment to the employees, and that such promises will not be given till the Assignment day. The statement also contains employees who have not yet entered their positions, and persons who are discharged or dismissed with notice and have objected or may object to this decision.

         5.13 That the Company does not have any pension liabilities towards previous employees or others, except what is stated in appendix 5.

         5.14 That the Company has not entered into agreements which entail that any of the Company's employees are entitled to compensation at retirement, exceeding what exists according to the Working Environment Act.

         5.15 That the Company, on the Assignment date, has the ownership of all assets present in the balancing sheet per the closing date of accounts, and that these assets will be in the possession of the Company on the Assignment day.

         5.16 That the Company's ownership and other rights are, and on the Assignment day still will be, secured legal protection by registration, or in other ways as long as this is possible with reference to the law.

         5.17 That neither of the Company's assets or rights are, or on the Assignment day will be, mortgaged, encumbered with rights of use, first options or other civil rights/encumbrances exceeding what appears from this agreement with appendixes, and that no one has received, or will receive until the Assignment day, The Company's permission to the use of its firm or parts of this, or the use of trademarks, patents, prescriptions/patterns, register of customers, EDB software, know-how or other immaterial values belonging to the Company.

         5.18 That the Seller is not acquainted with material errors or defects on the Company's products, production factors, the rest of the assets and premises.


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         5.19     That all production factors owned and used by the company, hereunder i.e. real estate, machines, vehicles and equipment. And all methods and processes used by the Company, satisfies all existing laws and regulations, and that no unfulfilled duties from the government are present, and that there are no reason to expect such duties, and that all products which are produced or sold by the Company, satisfies the laws and regulations on the markets on which the Company operates.

         5.20 That after 31.12.98, no damage has occurred on the Company's assets, and no liability for damages towards a third party, which is not fully covered by insurance, has occurred.

         5.21 That appendix 6 contains a complete statement of the Company's running and unfulfilled contracts, and that new contracts will not be entered into until the Assignment day, except ordinary contracts which are parts of the day-to-day management.

         5.22 That none of the Company's contracts with third party will be terminated as a consequence of the entering into and accomplishment of this agreement.

         5.23 That the management of the Company's operations after the closing date of the accounts have been limited to, and until the day of Closing will be limited to, what is normal for the Company, and that after the mentioned date, is not or will not be purchased or transferred material capital assets, or purchased larger quantities of goods than what is considered proper.

         5.24 That all the Company's current agreements and offers are entered into or given on ordinary businesslike terms, that these terms are not less favourable for the Company than the general terms stated by the Company on the closing date the accounts, and that there has not or will not be given completely or partly gratuitous outputs from the Company after the closing date the accounts, and that all agreements and offers existing on the Assignment day will be entered into/given on ordinary businesslike terms.

         5.25 That there do not exist agreements which commits or may commit the Company to sell assets or services below market price, or to buy above market price (i.e. options contracts).

         5.26 That the Company has got the insurances stated in appendix 7, and that these will continue to be in force on the Assignment day.

         5.27 That the company is not part in any lawsuit or other legal disputes, including disputes about taxes and fees, and that there are no reason to expect such lawsuits or legal disputes because of circumstances previous to the entering into this agreement.

         5.28 That there is not disbursed or decided any dividends, group contribution or other completely or partly gratuitous outputs to the stockholders or others after the


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                  closing date of the accounts, and that such disbursements
                  will not be made until the assignment day without written approval from the Buyer.

         5.29 That the transferred stock are free from encumbrances, and that there do not exist any stockholder's agreements, and that nobody has an option to subscribe for stocks in the Company, or to take over own stocks owned by the Company.

         5.30 That the Company's by-laws are identical with appendix 8, and that the by-laws will not be altered until the Assignment day.

         5.31 That the Company has adequate security for supply/outputs which are prepaid.

         5.32 That the Seller has given the Buyer or his representatives complete information about all circumstances which the Seller is acquainted with concerning the Company, which is or may be of material signification to the to the Company.

6.       Deduction from consideration


         6.1 If the facts differs from what is guaranteed under item 5, the Buyer may claim a price reduction equal to the effect of the discrepancy on the balance sheet, or on the Company's trading result.


         6.2 In the calculation, reference shall not be made to the estimations of the value on assets provable present, except where the Seller has withheld information the Seller had to understand would be of great importance in the evaluation of the values and the decision to take over the Company.

         6.3      Claims for reduction must be put forward within 30.4.99.

7.       Material breach

         If the breach is material, the Buyer may cancel the purchase, if it after an overall evaluation a cancellation seems reasonable.

8.       Competition clause, professional secrecy

         8.1 If nothing else is agreed with the Buyer in writing, the Seller will not be able to engage in, take part in or be economically interested in operations of any kind which the Seller or any company in the same concern today operates. The prohibition also covers indirect involvement via a company or a group of companies and involvement in the management or direction on others account. Stocks or parts owned by underaged children of the Seller or the Seller's spouse, aqualises with stocks owned by the Seller himself. The prohibition do not apply to ownership in listed companies.

         8.2 The Seller is obliged to keep full professional secrecy about all information concerning the Company and subsidiaries, which may be harmful if they become exposed to the public.


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9.       Approvement by the board

         This agreement is dependent upon approvement from the Seller's board. Information about the approval from the board must be presented to the other party within the day of Closing. The statement shall be signed by persons with subscription rights. If such statements from both parties do not exist within the Assignment date, none of the parties are bound by the agreement.

10.      Due diligence

         10.1 The Buyer may, prior to the day of Closing, undertake a due diligence of the company, due to a separate "due diligence" -agreement, which today is entered into by the Seller and the Buyer.

         10.2 If the Buyer fails to carry this out within the Assignment date, this does not imply that the guarantees given by the Seller is annulled.

This agreement is issued in duplicate, one to each of the parties.

                              Stavanger, 18.12.98

Odd Helge Henriksen (sign)                   Elmer Lunde (sign)
Flash AS, wiggo thornquist (sign)
Kare Uthe Kongsmark (sign)


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